Exhibit 99.2

CRISPR THERAPEUTICS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON SHARES

ZUG, Switzerland and CAMBRIDGE, Mass., June 30, 2020 (GLOBE NEWSWIRE) — CRISPR Therapeutics (Nasdaq:CRSP), a biopharmaceutical company focused on developing transformative gene-based medicines for serious diseases, today announced the pricing of an underwritten public offering of 6,428,572 common shares at a public offering price of $70.00 per share. In addition, the underwriters have a 30-day option to purchase up to an additional 964,285 common shares at the public offering price less the underwriting discount. CRISPR Therapeutics anticipates its gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, to be approximately $450.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about July 6, 2020, subject to customary closing conditions.

Goldman Sachs & Co. LLC, BofA Securities and Jefferies are acting as joint book-running managers for the offering. Canaccord Genuity, William Blair, SunTrust Robinson Humphrey and Roth Capital Partners are acting as co-managers for the offering.

The common shares will be offered and sold pursuant to the Company’s previously filed automatically effective shelf registration statement on Form S-3 (File No. 333-227427) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 19, 2018. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on June 29, 2020. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. A copy of the final prospectus supplement may be obtained, when available, from Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; from BofA Securities by mail at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or from Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 547-6340, or by email at prospectus_department@jefferies.com.

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR/Cas9 platform. CRISPR Therapeutics AG is headquartered in Zug, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Cambridge, Massachusetts, and business offices in San Francisco, California and London, United Kingdom.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding CRISPR Therapeutics’ anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release, such as the expected closing date, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in CRISPR Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 12, 2020, the prospectus supplement related to the public offering and other filings that CRISPR Therapeutics may make with the SEC in the future. Any forward-looking statements contained in this press release represent CRISPR Therapeutics’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. CRISPR Therapeutics explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact:

Susan Kim

+1-617-307-7503

susan.kim@crisprtx.com

Media Contact:

Rachel Eides

WCG on behalf of CRISPR

+1 617-337-4167

reides@wcgworld.com